                                                                                                       EXHIBIT 99.1
Enterprise Products Partners L.P.
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P.O. Box 4324
Houston, TX 77210
(713) 880-6500

                           ENTERPRISE INCREASES ANNUAL CASH DISTRIBUTION RATE TO $2.68;
                                   ANNOUNCES 2 FOR 1 SPLIT OF PARTNERSHIP UNITS

         HOUSTON - February 27, 2002 -- Enterprise Products Partners L.P. (NYSE: EPD) announced today that the
Board of Directors of its general partner has approved the increase of Enterprise's annual cash distribution rate to partners, on a pre-split basis, to $2.68 per unit effective with the first quarter distribution which is payable in May 2002.  This is a 7.2 percent increase from the annual rate of $2.50 per unit which had been in effect.  On a quarterly basis, the distribution rate increased from $0.625 per unit to $0.67 per unit, on a pre-split basis.

         Enterprise's Board also announced a two-for-one split for each class of the company's limited partner units.  The partnership unit split will be accomplished by distributing one partnership unit for each partnership unit outstanding.  The units will be distributed on May 15, 2002 to holders of record on April 30, 2002.

         "We are pleased to announce our sixth distribution increase over the last ten quarters and the first two-for-one split of our partnership units, stated O.S. "Dub" Andras, President and Chief Executive Officer of
Enterprise.  "During the last ten quarters, we have increased the cash distribution rate to our partners by 49 percent.  The new rate, which is effective with our May 2002 cash distribution payment, is 22 percent greater than the distribution rate paid in May 2001.  The distribution increase is supported by the growth in our fee-based cash flows and recent acquisitions.  Our goal is to increase our cash distribution rate to partners by at least ten percent per year.  This is our first installment toward this goal for 2002."

         Andras continued, "Since our IPO in July 1998, we have completed approximately $2 billion of new investments in our midstream energy service business.  We are confident in our future growth prospects.  We expect volume growth on our existing base of assets and we also believe we will participate in investment opportunities in pipeline and other infrastructure projects to support the development of the deepwater Gulf of
Mexico and the petrochemical and refining industries on the U.S. Gulf Coast.  As a result, we elected to split our limited partner units.  We believe this will make our units more accessible and affordable for new investors."

         After the two-for-one split of the partnership units, the annual cash distribution rate will be $1.34 per unit, or $0.335 per unit on a quarterly basis.

         Enterprise Products Partners L.P. is the second largest publicly traded, midstream energy partnership with an enterprise value of approximately $5.5 billion.  Enterprise is a leading provider of midstream energy services to producers and consumers of natural gas and natural gas liquids ("NGLs").  The Company's services include natural gas transportation, processing and storage and NGL fractionation (or separation), transportation, storage and import/export terminalling.  The Company's assets are geographically focused on the United States'
Gulf Coast, which accounts for approximately 55 percent of both domestic natural gas and NGL production and 75 percent of domestic NGL demand.

         This press release includes forward-looking statements within the meaning of Section 21E of the
Securities Exchange Act of 1934 based on the beliefs of the company, as well as assumptions made by, and information currently available to, management.  Although Enterprise believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Please refer to the Company's latest filings with the Securities and Exchange Commission for a list of factors that may cause actual results to differ materially from those in the forward-looking statements contained in this press release.

Contact: John Zatopek, Enterprise Products Partners L.P.  (713) 880-6724, www.epplp.com
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